EXHIBIT 4.15

SERVICER PERFORMANCE GUARANTY

Dated as of June 27, 2003

by

GENERAL ELECTRIC CAPITAL CORPORATION,

as Servicer Performance Guarantor

SERVICER PERFORMANCE GUARANTY, dated as of June 27, 2003 (this “Guaranty”) by GENERAL ELECTRIC CAPITAL CORPORATION, (“GE Capital”) a Delaware corporation, in its capacity as performance guarantor hereunder (in such capacity, together with its successors and assigns, the “Servicer Performance Guarantor”).

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1                                      Definitions.

“Administration Agreement” means that certain Administration Agreement dated as of the Conversion Restatement Date, among the Administrator, the Borrower and the Trustee.

“Administrator” means  GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as a successor Administrator.

“Bankruptcy Code” means the provisions of title II of the United States Code, 11 U.S.C. §§ 101, et seq.

“Borrower” means RFC, in its capacity as the Borrower under the Funding Agreement.

“Borrower Collateral” is defined in Section 7.1 of the Funding Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Georgia.

“Collateral Agent” means GE Capital, in its capacity as collateral agent for the Lender and the Lender Secured Parties under the Related Documents.

“Collateral Agent Agreement” means that certain Collateral Agent and Security Agreement dated as of September 22, 1997, among Edison, the Depositary and GE Capital, in its capacities as (a) the Collateral Agent, (b) the Operating Agent, (c) the Liquidity Agent and (d) the Letter of Credit Provider.

“Commercial Paper” means the short-term promissory notes of the Lender issued and sold from time to time in the U.S. commercial paper market and other similar short-term debt instruments from time to time issued by the Lender in other markets.

“Conversion Restatement Date” means December 30, 2002.

“Depositary” means Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), or any other Person designated as the successor Depositary pursuant to and in accordance with the terms of the Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper.

“Depositary Agreement” means that certain Depositary Agreement dated September 22, 1997 by and between Edison and the Depositary and consented to by the Liquidity Agent.

“Edison” means Edison Asset Securitization, L.L.C., a limited liability company organized under the laws of the State of Delaware.

“Funding Agreement” means that certain Receivables Funding Agreement dated as of June 27, 2003, by and between the Borrower and the Lender which amends and restates that certain Third Amended and Restated Receivables Funding and Servicing Agreement dated as of September 25, 1997 and amended and restated as of July 22, 1998, as of March 22, 2001, and as of December 30, 2002, among the Borrower, the Lender, the Servicer, the Operating Agent and the Collateral Agent.

“GE Capital” is defined in the preamble.

“GECS” means General Electric Capital Services, Inc., a Delaware corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Servicer Obligations” is defined in Section 2.1.

“Guaranty” is defined in the preamble.

“Indenture” means the master indenture to be entered into between the Trust and an indenture trustee.

“Indenture Trustee” means, at any time, the Person acting as indenture trustee under the Indenture.

“Initial Owner” means the Trust, in its capacity as Initial Owner under the Servicing Agreement.

“Interest Rate Swap” means the ISDA Master Agreement, together with any schedules thereto and confirmations thereof, between RFC and the Swap Counterparty, each dated as of March 24, 1997 and amended and restated as of June 26, 2001, and any other schedules thereto and confirmations thereof entered into thereafter, as each of the foregoing has been and may in the future be amended, modified or replaced.

“Issuer” means GE Capital Credit Card Master Note Trust, a Delaware statutory trust.

“Lender” means Edison, in its capacity as the Lender under the Funding Agreement.

“Lender Secured Obligations” means the obligations of the Lender secured pursuant to the Collateral Agent Agreement.

“Lender Secured Parties” means the holders of Lender Secured Obligations.

“Letter of Credit” means that certain Irrevocable Letter of Credit No. EASLOC1 dated September 22, 1997, issued by the Letter of Credit Providers at the request of Edison in favor of the Collateral Agent pursuant to the Letter of Credit Agreement.

“Letter of Credit Agreement” means that certain Letter of Credit Reimbursement Agreement dated as of September 22, 1997, among Edison, the Letter of Credit Providers and the Collateral Agent.

“Letter of Credit Providers” means, initially, GE Capital, in its capacity as issuer of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

“Liquidity Agent” means GE Capital, in its capacity as agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

“Liquidity Lenders” means, collectively, GE Capital and any other provider of Liquidity Loans under the Liquidity Loan Agreement.

“Liquidity Loan Agreement” means that certain Amended and Restated  Liquidity Loan Agreement dated as of September 25, 1997, among Edison and GE Capital, in its capacities as (a) the Operating Agent, (b) the Collateral Agent, (c) the initial Liquidity Lender and (d) the Liquidity Agent.

“Liquidity Loans” means any and all borrowings by Edison under the Liquidity Loan Agreement.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Monogram” means Monogram Credit Card Bank of Georgia, a Bank organized under the laws of the State of Georgia.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Note” is defined in Section 2.5(a) of the Funding Agreement.

“Operating Agent” means GE Capital, in its capacity as operating agent for the Lender under the Related Documents.

“Originator” means Monogram.

“Originator Performance Guaranty” means that certain Originator Performance Guaranty dated as of June 27, 2003, by GE Capital, as Originator Performance Guarantor.

“Owner” means, when only a single “Owner” is referenced:  before the date of dissolution of the Initial Owner, the Initial Owner, and on the date of dissolution of the Initial Owner and thereafter, the Successor Owner.  The phrase “either Owner” means, either the Initial Owner (so long as it has not dissolved) or the Successor Owner, and “Owners” means both the Initial Owner (so long as it has not dissolved) and the Successor Owner.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Rating Agency” means Moody’s or S&P.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency has notified the Lender and the Operating Agent that such action will not result in a reduction or withdrawal of the rating of any outstanding Commercial Paper.

“Related Documents” means the Funding Agreement, the Trust Receivables Purchase Agreement, the Note, the Interest Rate Swap, the Trust Agreement, the Administration Agreement, the RFS Holding, Inc. Letter of Credit, the Servicing Agreement, this Guaranty, the Originator Performance Guaranty, the Indenture and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby. Any reference in the Funding Agreement to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

“Restatement Date” means June 27, 2003.

“RFC” means RFS Funding Trust, a Delaware statutory trust and successor to RFS Funding Incorporated, a Delaware corporation.

“RFS Holding, Inc. Letter of Credit” is defined in the RFS Holding, Inc. Letter of Credit Agreement.

“RFS Holding, Inc. Letter of Credit Agreement” means that certain RFS Holding, Inc. Letter of Credit Agreement dated as of June 27, 2003 among RFS Holding, Inc., the Borrower and Edison.

“RFS Holding, L.L.C.” means RFS Holding, L.L.C., a limited liability company organized under the laws of the State of Delaware.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Servicer” means the Originator, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a successor servicer, pursuant to the Servicing Agreement.

“Servicer Performance Guarantor’ is defined in the preamble.

“Servicing Agreement” means that certain Servicing Agreement dated as of June 27, 2003, among Monogram, as Servicer, the Initial Owner and, upon its accession in accordance with the terms thereof, the Successor Owner.

“Successor Owner” means the Issuer, in its capacity as Successor Owner under the Servicing Agreement.

“Swap Counterparty” means General Electric Capital Corporation.

“Termination Event” is defined in Section 8.2 of the Funding Agreement.

“Transferred Receivable” is defined in the Funding Agreement.

“Trust” means the Borrower.

“Trust Agreement” means that certain Trust Agreement dated as of December 19, 2002 among RFS Holding, L.L.C., General Electric Capital Services, Inc., and Trustee, as amended and restated on June 27, 2003 among RFS Holding, L.L.C., RFS Holding, Inc. (as assignee of General Electric Capital Services, Inc.) and Trustee.

“Trustee” means  Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as trustee pursuant to the Trust Agreement.

“Trust Receivables Purchase Agreement” means that certain Receivables Purchase and Contribution Agreement dated as of June 27, 2003, between RFS Holding, L.L.C. and the Trust.

Section 1.2                                      Rules of Construction.  All terms defined directly or by incorporation in this Guaranty shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Guaranty and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) terms defined in Article 9 of the UCC and not otherwise defined in herein are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Guaranty (or the certificate or other document in which they are used) as a whole and not to any particular provision of such Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and

Exhibits in or to this Guaranty (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

SERVICER PERFORMANCE GUARANTY

Section 2.1                                      Servicer Performance Guaranty.  (a)  Unconditional Undertaking; Enforcement.  The Servicer Performance Guarantor hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Owners and their respective permitted assignees to cause the due performance and observance by the Servicer (for so long as Monogram or any Affiliate of GE Capital is the Servicer under the Servicing Agreement) and its assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of the Servicer, to be performed or observed under the Servicing Agreement or any document delivered in connection with the Servicing Agreement in accordance with the terms hereof and thereof including any agreement of the Servicer to pay any money under the Servicing Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of the Servicer to be performed or observed by the Servicer being collectively called the “Guaranteed Servicer Obligations”).  In the event that the Servicer shall fail in any manner whatsoever to perform or observe any of the Guaranteed Servicer Obligations when the same shall be required to be performed or observed under the Servicing Agreement or any such other document (after giving effect to any cure period), then the Servicer Performance Guarantor will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Servicer Obligation, and it shall not be a condition to the accrual of the obligation of the Servicer Performance Guarantor hereunder to perform or observe any Guaranteed Servicer Obligation (or to cause the same to be performed or observed) that either Owner or its permitted assignees shall have first made any request of or demand upon or given any notice to the Servicer Performance Guarantor or to the Servicer or its successors or assigns, or have instituted any action or proceeding against the Servicer Performance Guarantor or the Servicer or its successors or assigns in respect thereof.  Notwithstanding anything to the contrary contained in this Guaranty, the obligations of the Servicer Performance Guarantor hereunder in respect of the Servicer are expressly limited to the Guaranteed Servicer Obligations.  The obligations of the Servicer Performance Guarantor hereunder shall rank pari passu with the senior unsecured debt of the Servicer Performance Guarantor.

(b)                                 Enforcement.  The Owners and their respective permitted assignees may proceed to enforce the obligations of the Servicer Performance Guarantor under this Guaranty without first pursuing or exhausting any right or remedy which the Owners or their respective permitted assignees may have against the Servicer any other Person or any collateral.

(c)                                  Obligations Absolute.  To the extent permitted by law, the Servicer Performance Guarantor will perform its obligations under this Guaranty regardless of any Law now or hereafter in effect in any jurisdiction affecting any of the terms of this Guaranty or any document delivered in connection with this Guaranty or the rights of the Owners or their respective permitted assignees with respect thereto.  The obligations of the Servicer Performance Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)                                     any lack of validity or enforceability or the discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Guaranteed Servicer Obligations, the Servicing Agreement or any Transferred Receivable or any document or any other agreement or instrument relating thereto;

(ii)                                  any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Servicer Obligations;

(iii)                               the existence of any claim, setoff or other rights that the Servicer Performance Guarantor may have at any time against the Servicer in connection herewith or any unrelated transaction;

(iv)                              any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of such obligations by the Servicer; or

(v)                                 any impossibility or impracticality of performance, illegality, force majeure, any act of any governmental or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of, the Servicer or the Servicer Performance Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Guaranty.

The Servicer Performance Guarantor further agrees that its obligations under this Guaranty shall not be limited by any valuation or estimation made in connection with any proceedings involving the Servicer or the Servicer Performance Guarantor filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof.  The Servicer Performance Guarantor further agrees that neither of the Owners shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Guaranteed Servicer Obligations.  The Servicer Performance Guarantor further agrees that, to the extent that a payment or payments are made by or on behalf of the Servicer, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Servicer or the estate, trustee, receiver or any other party relating to the Servicer, including the Servicer Performance Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause then to the extent of such payment or repayment, the Guaranteed Servicer Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payments, reduction or satisfaction occurred.  The obligations of the Servicer

Performance Guarantor under this Guaranty shall not be discharged except by performance as provided herein.

(d)                                 Irrevocability.  The Servicer Performance Guarantor agrees that its obligations under this Guaranty shall be irrevocable.  In the event that under applicable Law (notwithstanding the Servicer Performance Guarantor’s agreement regarding the irrevocable nature of its obligations hereunder) the Servicer Performance Guarantor shall have the right to revoke this Guaranty, this Guaranty shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Servicer Performance Guarantor, is actually received by the Owners at the address set forth on the signature page hereto.  Any such revocation shall not affect the right of the Owners or their respective permitted assignees to enforce their respective rights under this Performance Guaranty with respect of (i) any Guaranteed Servicer Obligation (including any Guaranteed Servicer Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Owners or (ii) any Transferred Receivable which was purchased or otherwise acquired by the Borrower or its respective permitted assignees on or prior to the date the aforementioned revocation was received by the Owners.  For purposes of the preceding sentence, all Guaranteed Servicer Obligations that relate to, or arise in connection with, any Transferred Receivable that existed on or prior to the date the aforementioned revocation is received by the Owners, shall be covered by this Guaranty notwithstanding such revocation.  If the Borrower or its respective permitted assignees acquires an ownership interest in the Transferred Receivables or takes other action in reliance on this Guaranty after any such revocation by the Servicer Performance Guarantor but prior to the receipt by the Owners of said written notice, the rights of the Borrower or such permitted assignee with respect thereto shall be the same as if such revocation had not occurred.  Without limiting the foregoing, this Guaranty may not be revoked at any time until the Termination Date.

(e)                                  Waiver.  The Servicer Performance Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Servicer Obligations and this Guaranty, the Servicing Agreement and any other document related thereto and any requirement that either Owner or its respective permitted assignees exhaust any right or take any action against the Servicer, any other Person or any collateral.

(f)                                    Subrogation.  The Servicer Performance Guarantor will not exercise or assert any rights which it may acquire by way of subrogation under this Guaranty unless and until all of the Guaranteed Servicer Obligations shall have been paid and performed in full.  If any payment shall be made to the Servicer Performance Guarantor on account of any subrogation rights at any time when all of the Guaranteed Servicer Obligations shall not have been paid and performed in full each and every amount so paid will be held in trust for the benefit of the Lender and forthwith be paid to the Lender in accordance with the Servicing Agreement and the Liquidity Loan Agreement, to be credited and applied to the Guaranteed Servicer Obligations to the extent then unsatisfied, in accordance with the terms of the Servicing Agreement or any document delivered in connection with the Servicing Agreement, as the case may be.  In the event (i) the Servicer Performance Guarantor shall have satisfied any of the Guaranteed Servicer Obligations and (ii) all of the Guaranteed Servicer Obligations shall have been paid and performed in full, the Lender will at the Servicer Performance Guarantor’s request and expense, execute and deliver to the Servicer Performance Guarantor appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Servicer Performance Guarantor of the rights of the Lender or any permitted assignee, as the case may be, with respect to the Guaranteed Servicer Obligations to which the Servicer Performance Guarantor shall have become entitled by way of subrogation and thereafter the Lender and its respective permitted assignees shall have no responsibility to the Servicer Performance Guarantor or any other person with respect thereof.

ARTICLE III

MISCELLANEOUS

Section 3.1                                      Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any Person, or whenever any Person desires to give or serve upon any other Person any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 3.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Whenever it is provided herein that a notice is to be given to any Person by a specific time, such notice shall only be effective if actually received by such Person prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

If to the Servicer Performance Guarantor:

General Electric Capital Corporation, as Servicer Performance Guarantor
1600 Summer Street, 6th Floor

Stamford, Connecticut 06927

Attention: Manager of Finance – Securitization

Telephone:  (203)357-4756

Facsimile:  (203)357-6796

Section 3.2                                      Binding Effect; Assignability.  (a)  This Guaranty shall be binding upon and inure to the benefit of the Owners and their respective successors and permitted assigns.  The Servicer Performance Guarantor may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Owners and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment.  Any such purported assignment, transfer, hypothecation or other conveyance by the Servicer Performance Guarantor without the prior express written consent of the Owners shall be void.  The Owners may, at any time, assign any of their respective rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have to exercise remedies hereunder), in each case without the consent of the Servicer Performance Guarantor.

Section 3.3                                      Costs, Expenses and Taxes.  (a)  The Servicer Performance Guarantor shall reimburse the Owners for all out-of-pocket expenses incurred in connection with the negotiation and preparation of this Guaranty (including the reasonable fees and expenses of all of its special counsel, advisors, consultants, auditors and the Rating Agencies retained in connection with the transactions contemplated thereby and advice in connection therewith). The Servicer Performance Guarantor is also liable for all of its own out-of-pocket expenses incurred in connection with the negotiation, preparation and the carrying out of its obligations under this Guaranty (including the reasonable fees and expenses of all of its special counsel, advisors, consultants, auditors and the Rating Agencies retained in connection with the transactions contemplated thereby and advice in connection therewith). The Servicer Performance Guarantor shall reimburse each Owner for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with:

(i)                                     any amendment, modification or waiver of, consent with respect to, or termination of this Guaranty or advice in connection with the administration thereof or their respective rights hereunder or thereunder; and

(ii)                                  any Litigation, contest or dispute (whether instituted by the Servicer Performance Guarantor, such Owner or any other Person as a party, witness, or otherwise) in any way relating to this Guaranty or any other agreement to be executed or delivered in connection herewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Servicer Performance Guarantor or any other Person that may be obligated to the Owners by virtue of this Guaranty, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events.

including all attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 3.3, all of which shall be payable, on demand, by the Servicer Performance Guarantor to such Owner.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

(b)                                 In addition, the Servicer Performance Guarantor shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Guaranty, and the Servicer Performance Guarantor agrees to indemnify and save each Lender Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

Section 3.4                                      No Waiver; Remedies.  The failure by either Owner, at any time or times, to require strict performance by the Servicer Performance Guarantor of any provision of this Guaranty shall not waive, affect or diminish any right of the Owners thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of the Servicer Performance Guarantor contained in this Guaranty, and no breach or default by the Servicer Performance Guarantor hereunder or thereunder, shall be deemed to have been suspended or waived by either Owner unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such Owner and directed to the Servicer Performance Guarantor, as applicable, specifying such suspension or waiver.  The rights and remedies of the Owners under this Guaranty shall be cumulative and nonexclusive of any other rights and remedies that the Owners may have under any other agreement, including the other Related Documents, by operation of law or otherwise.  Recourse to the Borrower Collateral shall not be required.

Section 3.5                                      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  (a)  THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)                                  THE SERVICER PERFORMANCE GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE EITHER OWNER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH OWNER.  THE SERVICER PERFORMANCE GUARANTOR SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY

ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE SERVICER PERFORMANCE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE SERVICER PERFORMANCE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                                  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE SERVICER PERFORMANCE GUARANTOR DESIRES THAT DISPUTES ARISING WITH RESPECT TO THE GUARANTY BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE SERVICER PERFORMANCE GUARANTOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6                                      Counterparts.  This Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 3.7                                      Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 3.8                                      Section Titles.  The section titles and table of contents contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the guaranty.

IN WITNESS WHEREOF, the parties have caused this Servicer Performance Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GENERAL ELECTRIC CAPITAL
CORPORATION, as Servicer Performance
Guarantor

By:	/s/ Iain J. Mackay
	Name:	Iain J. Mackay
	Title:	Vice President

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